EXHIBIT 11.1
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                            AXENT TECHNOLOGIES, INC.

                 COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE


                                                                     Period Ended March 31,
                                                                ----------------------------------
                                                                           1996      1995
                                                                    -----------   ----------
Income (loss) from continuing operations .............               $   83,000  $(1,204,000)
Income from discontinued operations ..................               $1,027,000  $ 1,238,000
                                                                    -----------   ----------

Net income ...........................................              $1, 110,000     $34,0000
                                                                    ===========     ========

Weighted average common shares outstanding ...........                8,982,599    9,028,774
Common shares issued within one year of initial filing                    9,075        9,075
Stock options issued within one year of initial filing
(using the treasury stock method and public offering
 price of $14.00 per share) ..........................                  108,958      108,958
                                                                    -----------   ----------

Weighted average number of common shares outstanding .                9,100,632    9,146,807


Netincome (loss) per common share and
  common share and common share equivalents:
       Continuing operations .........................              $      0.01     $ (0.13)
       Discontinued operations .......................              $      0.11     $  0.13
                                                                    -----------   ----------
                                                                    $      0.12     $  0.00
                                                                    ===========   ==========
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